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                                                                  EXHIBIT NO. 21


                        MERCANTILE BANCORPORATION INC.
                                 SUBSIDIARIES
                            AS OF FEBRUARY 26, 1999

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                      Subsidiary                                    Jurisdiction
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
Ameribanc, Inc.                                                       Missouri
     Mercantile Bank of Trenton                                       Missouri
     Mercantile Trust Company National Association                  United States
     Mercantile Bank of Kentucky                                      Kentucky
     Mercantile Bank                                                  Missouri
          Eastern Missouri Investments, LLC                           Illinois
          Mark Twain Real Estate Development Corp. I                   Kansas
          Mark Twain Kansas City Bank Community
               Development Corporation                                 Kansas
     Mercantile Bank of Illinois                                      Illinois
          Home Federal Service Corporation                            Illinois
          FFG Investments, Inc.                                       Illinois
     Mercantile Bank of Arkansas National Association               United States
          Mercantile Financial of Little Rock LLC                     Arkansas
               Landau I, Inc.                                         Arkansas
     Mercantile Bank Midwest                                            Iowa
          Mercantile Leasing Corporation                                Iowa
          Mercantile Guaranteed Loans                                   Iowa
          Midwest Realty Company, Inc.                                  Iowa
     Mercantile Bank National Association                           United States
          Mercantile Business Credit, Inc.                            Missouri
          Mississippi Valley Advisors Inc.                            Missouri
          Mercantile Properties, Inc.                                 Missouri
          Mark Twain Brokerage Services Inc.                          Missouri
          Sangamon Investment Company                                 Missouri
          Mercantile Insurance Services, Inc.                         Missouri
          Mark Twain St. Louis Investment Company                     Missouri
          Mercantile Investment Services Inc.                         Missouri
               Bruno Stolze LLC                                       Missouri
          Metropolitan Savings Service Corporation                    Missouri
               Lending Express, L.P.                                  Missouri
          Mercantile Center Associates                                Missouri
               Mercantile Redevelopment Corp.                         Missouri
          Mercantile Bank International                               Missouri
               Mercantile Trade Services Limited                      Hong Kong
          Manley Investment Services, Inc.                            Missouri
          United Financial Services                                   Illinois
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
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                      Subsidiary                                    Jurisdiction
                      ----------                                    ------------
          SoMo Investment Company, Inc.                               Missouri
          Roosevelt Texas Holdings, Inc.                              Missouri
          Mercantile Community Development Corporation                Missouri
          Mercantile Mortgage Financial Company                       Missouri
               Mercantile Mortgage Realty L.L.C.                      Illinois
          Caltrop Corporation                                         Illinois
               Lakewood Oaks Golf Club, Ltd.                          Missouri
               Fortune Homes, Inc.                                    Missouri
     F&H Realty Corp.                                                 Missouri
     Mississippi Valley Life Insurance Company                        Missouri
     D.D. Development of Sterling Limited Partnership                 Illinois
     Mercantile Service Corp.                                         Missouri
     Roosevelt Financial Services, Inc.                               Missouri
     Tarquad Corporation                                              Missouri
     Mark Twain Properties, Inc.                                      Missouri
     Mark Twain Investment Advisory Company                           Missouri
     Horizon Financial Services, Inc.                                 Arkansas
     FFG Trust, Inc.                                                  Illinois
     GCT Realty Company                                               Illinois
     Mercantile Consumer Loan Company Inc.                            Illinois
Franklin Finance Company                                              Delaware
Supplemental Monetary Transfer System                                 Missouri
Mercantile Capital Trust I                                            Missouri
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